UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 29, 2010
Qlik Technologies Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34803	20-1643718

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 828-9768
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 29, 2010, a transfer agreement (the “Transfer Agreement”) between QlikTech International AB (“QlikTech AB”), a wholly owned subsidiary of Qlik Technologies Inc. (the “Company”), and Sony Ericsson Mobile Communications AB (“SEMC”) relating to the transfer by SEMC to QlikTech AB of certain rental lease agreements for approximately 11,253 square meters of office space and designated parking spaces located in the Ideon Science Park in Lund, Sweden (the “Property”) became effective. Pursuant to the Transfer Agreement, effective as of January 1, 2011 QlikTech AB assumed the rights and obligations of SEMC under two separate lease agreements, as amended and/or supplemented (the “Lease Agreements”), whereby SEMC leased the Property from Fastighets AB Remulus Lund 3 (the “Property Owner”). The Company expects that the Property will serve as its primary research and development center. The Lease Agreements expire on October 31, 2013 and October 31, 2016, respectively. Each Lease Agreement will automatically renew upon expiration for additional three year terms unless written notice is provided by QlikTech AB to the Property Owner of QlikTech AB’s desire to not renew the applicable lease at least 12 months prior to the end of the respective term. The Lease Agreements provide for the payment of annual base rent in the amount of 21,627,228 Swedish kronor (approximately $3,160,646 based on an assumed exchange rate of approximately 0.15 as of December 29, 2010), subject to annual increases. In addition to the base rent, QlikTech AB is required to pay to the Property Owner certain operating expenses and other fees in accordance with the terms of the Lease Agreements. The Lease Agreements contain customary representations and covenants regarding occupancy, maintenance and care of the Property.
     In consideration for QlikTech AB’s assumption of SEMC’s obligations under the Lease Agreements, SEMC has agreed to pay QlikTech AB 26,000,000 Swedish kronor (approximately $3,799,692 based on an assumed exchange rate of approximately 0.15 as of December 29, 2010), exclusive of value added tax, which will be offset by 7,250,000 Swedish kronor (approximately $1,059,530 based on an assumed exchange rate of approximately 0.15 as of December 29, 2010), exclusive of value added tax, which QlikTech AB has agreed to pay SEMC for certain personal property, furniture and fixtures located at the Property. The net amount is scheduled to be paid by SEMC by July 1, 2011 following a receipt of an invoice from QlikTech AB.
     A copy of the Transfer Agreement and the Lease Agreements will be filed as an exhibit to the Company’s annual report on Form 10-K for the year ending December 31, 2010. The foregoing description of the Transfer Agreement and Lease Agreements is qualified in its entirety by reference to the full text of such documents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.
By:	/s/ WILLIAM G. SORENSON
	Name:	William G. Sorenson
	Title:	Chief Financial Officer, Secretary and Treasurer

Dated: January 4, 2011